Exhibit (15)
The Board of Directors and Shareholders of
The McGraw-Hill Companies, Inc.
We are aware of the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-33667) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

(2)	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

(3)	Registration Statement (Form S-8 No. 33-22344) pertaining to the 1987 Key Employee Stock Incentive Plan,

(4)	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

(5)	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

(7)	Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, The Standard & Poor’s Employee Retirement Account Plan for Represented Employees, The Employees’ Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

(8)	Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, and The Standard & Poor’s Employee Retirement Account Plan for Represented Employees,

(9)	Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees, and

(10)	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan,
of our report dated October 29, 2010 relating to the unaudited Consolidated Financial Statements of The McGraw-Hill Companies, Inc. which are included in its Form 10-Q for the quarter ended September 30, 2010.
/s/ ERNST & YOUNG LLP
New York, New York
October 29, 2010